Exhibit 2.1

CLIFFORD CHANCE PARTNERSCHAFT MIT BESCHRÄNKTER BERUFSHAFTUNG

EXECUTION VERSION

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.,

GEBR. SCHMID GMBH,

PEGASUS TOPCO B.V.,

AND

PEGASUS MERGERSUB CORP.

FIRST AMENDMENT TO BUSINESS

COMBINATION AGREEMENT

FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

THIS FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this "Amendment"), dated as of September 26, 2023 (the "Effective Date"), is by and among (i) Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company ("Pegasus"), (ii) Gebr. Schmid GmbH, a German limited liability company (the "Company"), (iii) Pegasus TopCo B.V., a Dutch private limited liability company ("TopCo") and (iv) Pegasus MergerSub Corp., a Cayman Islands exempted company, ("Merger Sub") (collectively, the "Parties" and each, a "Party"). Capitalized terms used but not otherwise defined in this Amendment shall have respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Parties previously entered into the Business Combination Agreement, dated as of May 31, 2023 (the "Business Combination Agreement").

WHEREAS, the Parties desire to amend certain provisions and references within the Business Combination Agreement (pursuant to and in accordance with Clause 12.10 of the Business Combination Agreement), on the terms and subject to the conditions set forth in this Amendment.

WHEREAS, the Parties desire that, prior to the Effective Time (as defined in the Business Combination Agreement), the Company Shareholders will purchase the sole share in the capital of TopCo from Pegasus against payment of the nominal value of the sole share, being an amount of EUR 0.01 (the "Purchase").

WHEREAS, the Parties desire that the Exchange (as defined in the Business Combination Agreement) and the change in legal form of TopCo be effective after the Purchase and prior to the Effective Time (rather than after the Effective Time).

WHEREAS, each of the Parties hereto intends that, for U.S. federal income tax purposes, (A) the transfer of property by the Company Shareholders to TopCo in consideration for the issuance of TopCo Ordinary Shares, taken together with the Merger, will be treated as part of an integrated transaction that qualifies as a contribution pursuant to Section 351 of the Code and the Treasury Regulations, and (B) TopCo will generally be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto in connection with such transactions.

WHEREAS, the Parties further desire that Pegasus will be designated the Surviving Company (as defined in the Business Combination Agreement) rather than Merger Sub. As such, the Parties agree to amend the Plan of Merger (Exhibit H) to the Business Combination Agreement as described herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which are acknowledged, on the terms and subject to the conditions set forth in this Amendment, the Parties, intending to be legally bound, agree as follows:

1. Amendments to the Business Combination Agreement. Effective as of the Effective Date:

(a)	Recital (I) is hereby amended and restated in its entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"At the Effective Time, Merger Sub will merge with and into Pegasus pursuant to Part XVI of the Cayman Companies Act (the "Merger"), with Pegasus as the surviving company in the Merger (the "Surviving Company"), and each issued and outstanding Eligible Pegasus Share will be automatically cancelled and extinguished in exchange for the Merger Consideration (as defined below) and each Pegasus Warrant that is outstanding immediately prior to the Effective Time will, immediately following the completion of the Business Combination, represent a warrant on the same contractual terms and conditions as were in effect with respect to such Pegasus Warrant immediately prior to the Effective Time under the terms of the Warrant Agreement, as applicable, that is exercisable for an equivalent number of TopCo Ordinary Shares, in each case, on the terms and subject to the conditions set forth in this Agreement;"

(b)	Clause 2.1 is hereby renamed "Pre-Closing Transactions", Clauses 2.1(a) and 2.1(b) are renumbered as 2.1(a)(i) and 2.1(a)(ii) (and the cross-references to those clauses in definitions contained in Clause 1.1, or elsewhere in the Business Combination Agreement, are revised accordingly), new Clause 2.1(a) is hereby revised to include "Pegasus Extension" as a new heading (prior to Clauses 2.1(a)(i) and 2.1(a)(ii)). In addition to the provisions contained in the subclauses under Clause 2.1 (which are described in this Amendment), new Clause 2.1 shall read as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"On the terms and subject to the conditions set forth in this Agreement, (1) the Transactions set forth in Clause 2.1(a)(i) have occurred, (2) the Transactions set forth in 2.1(a)(ii) shall occur as appropriate or desirable, and (3) the Transactions described in Clauses 2.1(b), 2.1(c), and 2.1(d) shall occur in the order set forth in this Clause 2.1, prior to any of the Transactions set forth in Clause 2.2:"

(c)	Clause 2.1 is hereby further amended and restated to add new Clause 2.1(b), which shall read as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"(b) Transfer of TopCo.

Prior to the Effective Time, the Parties shall cooperate to effect the sale and transfer of the sole share in the capital of TopCo to the Company Shareholders against payment of a purchase price of EUR 0.01 (the "Purchase"), such that (i) the Company Shareholders shall become the shareholders of TopCo and (ii) TopCo will become a sister entity of the Company immediately after giving effect to the Purchase."

(d)	Clause 2.2(e) is hereby deleted in its entirety (and is replaced with "[reserved]"), and Clause 2.1 is hereby further amended and restated to add new Clause 2.1(c), which corresponds to what was previously Clause 2.2(e) (and the cross-references to Clause 2.2(e) in definitions contained in Clause 1.1, or elsewhere in the Business Combination Agreement, are revised to refer to Clause 2.1(c)), which shall read as follows (specific language that differs from what was in Clause 2.2(e) is included in underlined and bolded text below solely for presentation purposes):

"(c) Exchange.

Immediately after giving effect to the Purchase, pursuant to the Shareholder Undertaking, and in accordance with the provisions of Section 2:204b of the Dutch Civil Code (Burgerlijk Wetboek), the Company Shareholders shall contribute their shares of Company Common Stock to TopCo, in return for the Exchange Consideration by, among other things, (i) the execution of a notarial deed of issue of shares in the capital of TopCo before a Dutch civil-law notary, pursuant to which TopCo shall issue the Exchange Consideration to the Company Shareholders and (ii) entering with TopCo into a notarized contribution and transfer agreement governed by German law, in a form and substance reasonably satisfactory to Pegasus (the "German Transfer Deed"), pursuant to which such Company Shareholders shall contribute, assign and transfer to TopCo the shares of Company Common Stock owned by such Company Shareholders (the transactions contemplated by this Clause 2.1(c), the "Exchange"). Immediately after giving effect to the Exchange, TopCo will be the parent entity of both the Company (together with any subsidiaries) and Merger Sub."

(e)	Clause 2.2(f) is hereby deleted in its entirety (and is replaced with "[reserved]", and Clause 2.1 is hereby further amended and restated to add new Clause 2.1(d), which corresponds to what was previously Clause 2.2(f) (and the cross-references to Clause 2.2(f) in definitions contained in Clause 1.1, or elsewhere in the Business Combination Agreement, are revised to refer to Clause 2.1(d)), which shall read as follows (specific language that differs from what was in Clause 2.2(f) is included in underlined and bolded text below solely for presentation purposes):

"(d) Change in Legal Form of TopCo.

Immediately after giving effect to the Exchange, a notarial deed of conversion and amendment to the articles of association of TopCo shall be executed before a Dutch civil-law notary, pursuant to which TopCo shall (i) be converted into a public limited liability company (naamloze vennootschap) and (ii) amend and restate its articles of association pursuant to a notarial deed substantially in the form attached hereto as Exhibit G (the "TopCo Amended and Restated Articles of Association")."

(f)	Clause 2.2 is hereby amended and restated in its entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur, after the Transactions described in Clauses 2.1(b), 2.1(c), and 2.1(d), on the Closing Date in the order set forth in this Clause 2.2:"

(g)	Clause 2.2(a)(i) is hereby amended and restated in its entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"Effective Time. On the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the Cayman Companies Act, on the Closing Date and immediately after giving effect to the Exchange and the Change of Legal Form (unless the parties agree on a different sequence of the Change of Legal Form), Pegasus, Merger Sub and TopCo shall cause a plan of merger between Pegasus, Merger Sub and TopCo (the “Plan of Merger”), substantially in the form attached hereto as Exhibit H, along with all other documentation and declarations required under the Cayman Companies Act in connection with the Merger, to be duly executed and properly filed with the Cayman Islands Registrar of Companies (the "Cayman Registrar"), in accordance with the relevant provisions of the Cayman Companies Act (together, the "Merger Documents"). The Merger shall become effective on the date that the Plan of Merger is registered by the Cayman Registrar in accordance with Section 233(13) of the Cayman Companies Act or on a subsequent date as is agreed by Pegasus and the Company and specified in the Merger Documents in accordance with the Cayman Companies Act (the time the Merger becomes effective being referred to herein as the "Effective Time")."

(h)	Clause 2.2(a)(ii) is hereby amended and restated in its entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"Merger. On the terms and subject to the conditions set forth in this Agreement and the Plan of Merger, and in accordance with the applicable provisions of the Cayman Companies Act, Merger Sub shall merge with and into Pegasus at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and Pegasus shall continue as the surviving company of the Merger and shall succeed to and assume all the rights and obligations of Merger Sub and Pegasus in accordance with the Cayman Companies Act, and Pegasus shall, upon the consummation of the transactions contemplated by Clause 2.2(a)(vi), continue as the Surviving Company."

(i)	Clause 2.2(a)(iv) is hereby amended and restated in its entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"Governing Documents of Surviving Company. At the Effective Time, the memorandum and articles of association of the Surviving Company shall be in the form of the Pegasus Memorandum and Articles of Association in effect immediately prior to the Effective Time, until thereafter amended or restated as provided therein or by applicable Law."

(j)	Clauses 2.2(a)(vi)(B) and (G) are hereby amended and restated in their entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"(B)	At the Effective Time (after giving effect to the Unit Separation), by virtue of the Merger and without any action on the part of any Party or the Pegasus Shareholders, each Pegasus Share (other than the Excluded Pegasus Shares, Redeeming Pegasus Shares and Dissenting Pegasus Shares) issued and outstanding as of immediately prior to the Effective Time (collectively, the "Eligible Pegasus Shares" and the holders of such Eligible Pegasus Shares being the "Eligible Pre-Closing Pegasus Shareholders") shall be automatically cancelled and extinguished in exchange for the right to receive the Merger Consideration (as defined below), which Merger Consideration will be settled as follows: (A) each Eligible Pegasus Share will entitle the holder thereof to a claim for a corresponding equity security in TopCo as outlined in the next two limbs (each, a "Merger Claim" and collectively, the "Merger Claims"), with such Merger Claims being granted by TopCo to, and constituting liabilities of TopCo towards, the holders of Eligible Pegasus Shares; (B) part of the Merger Claims will be contributed as a contribution in kind (inbreng op aandelen anders dan in geld) in accordance with the provisions of Section 2:94b of the Dutch Civil Code (Burgerlijk Wetboek) to TopCo by the Exchange Agent for and on behalf of the holders of the Eligible Pegasus Shares and in consideration for such contribution in kind TopCo shall issue a corresponding number of TopCo Ordinary Shares (resulting, for the avoidance of doubt, so far as legally possible, in each Eligible Pegasus Share, other than the Pegasus Class B Shares held by Sponsor and certain other holders of Pegasus Class B Shares referred to in paragraph (C) of this paragraph 2.2(a)(vi)(B), being exchanged for one TopCo Ordinary Share), and in fulfilment of each such Eligible Pre-Closing Pegasus Shareholder's respective obligations to pay up such TopCo Ordinary Shares; and (C) notwithstanding paragraphs (A) and (B) of this paragraph 2.2(a)(vi)(B), the 5,625,000 Pegasus Class B Shares held by Sponsor and certain other holders of Pegasus Class B Shares will entitle Sponsor and such other holders of Pegasus Class B Shares to claims for 2,812,500 Merger Claims, such Merger Claims being the remainder of all Merger Claims and to be contributed as a contribution in kind (inbreng op aandelen anders dan in geld) in accordance with the provisions of Section 2:94b of the Dutch Civil Code (Burgerlijk Wetboek) to TopCo by the Exchange Agent for and on behalf of Sponsor and such other holders of Pegasus Class B Shares and in consideration for such contribution in kind TopCo shall issue 2,812,500 TopCo Ordinary Shares, and in fulfilment of Sponsor's and the other holders of Pegasus Class B Shares obligation to pay up such TopCo Ordinary Shares (together the "Merger Consideration") (such issuance, together with the Merger, the "Business Combination")."; and

"(G)	At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the Pegasus Shareholders, each Merger Sub Share that is issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished in exchange for one validly issued, fully paid and non-assessable Class A ordinary share, par value $0.0001 of the Surviving Company, with such Class A ordinary share(s) being received by TopCo in consideration for the Merger Claims issued to the holders of Eligible Pegasus Shares (and the falling away of TopCo’s shareholding in Merger Sub as a result of the Merger). Such Class A ordinary share(s) of the Surviving Company shall constitute the only issued and outstanding shares in the capital of the Surviving Company upon the Effective Time."

(k)	Clause 2.2(b) is hereby amended and restated in its entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"At the Effective Time, there shall be no further registration of transfers on the register of members of Pegasus of the Pegasus Shares that were issued and outstanding immediately prior to the Effective Time."

(l)	Clause 2.2(c) is hereby deleted in its entirety and replaced with as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"[Reserved]"

(m)	Clause 3.1 is hereby amended and restated in its entirety as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions described in Clause 2.2 (the "Closing") shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 10:00 a.m. (New York Time) on the third Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the Transaction Conditions (other than any Transaction Conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such Transaction Conditions); provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing or (b) at such other place, time or date as the Parties may agree in writing; provided, further, that the Dutch Deeds of Issue (to the extent these are notarial deeds) and the Dutch deed adopting and implementing the TopCo Amended and Restated Articles of Association shall be executed by the applicable Persons in the Netherlands and the German Transfer Deed shall be executed in Germany, in each case, at or prior to the time required in Clause 2.1. The date on which the Closing shall occur is referred to herein as the "Closing Date."

(n)	New Clause 13 is added to the end of the Business Combination Agreement as follows (specific amended language is included in underlined and bolded text below solely for presentation purposes):

"13. INTENDED TAX TREATMENT

The Parties intend that for U.S. federal income tax purposes, (a) the Exchange, taken together with the Merger, will be treated as part of an integrated transaction that qualifies as a contribution pursuant to Section 351 of the Code, and (b) TopCo will be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto in connection with such transactions (other than a transfer by a shareholder that is a "United States person" that owns directly or by attribution five percent or more of TopCo, by vote or by value as determined under Treasury Regulations Section 1.367(a)-3(b)(1)(i) and that does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8). Each Party shall report the transactions hereunder consistently with the foregoing intended tax treatment unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code. The Parties further acknowledge that the Merger may also independently qualify as a "reorganization" under Section 368(a) of the Code, and in such event, this Agreement shall constitute a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a)."

(o)	Exhibit H to the Business Combination Agreement (the Plan of Merger), shall be replaced in its entirety by the amended Plan of Merger attached as Exhibit 1 hereto.

(p)	For the avoidance of doubt, as the context may require, for purposes of descriptions of the Surviving Company in the Business Combination Agreement and exhibits thereto, relevant references to Merger Sub shall be replaced with references to Pegasus, in accordance with the intentions outlined in this Amendment. Additionally, any further descriptions relating to steps to effect the Merger, Business Combination and Closing shall be construed in accordance with this Amendment and Exhibit 1 hereto.

2.	Miscellaneous. The terms, conditions and provisions of the Business Combination Agreement, as amended by this Amendment, remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Business Combination Agreement, nor constitute a waiver or amendment of any provision of the Business Combination Agreement.

The Parties further agree that should the risk of a material adverse tax consequence develop or become known as a result of the currently envisioned transaction structure to one or more of the Parties, they will in good faith negotiate any further amendments to the Business Combination Agreement that may be needed in order to mitigate such consequence.

This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Business Combination Agreement, as though the other provisions of this Amendment were set forth in the Business Combination Agreement. For the avoidance of doubt, any proceeding or Actions arising out of or relating to this Amendment shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court therefrom) and each of the parties irrevocably (a) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (c) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court and (d) agrees not to bring any proceeding or Action arising out of or relating to this Amendment or the transactions contemplated hereby in any other court.

This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

By:	/s/ F. Jeremey Mistry

Name: F. Jeremey Mistry

Title: Chief Financial Officer and Secretary

[Signature Page of the Business Combination Agreement – First Amendment]

GEBR. SCHMID GMBH

By:	/s/ Christian Schmid

Name: Christian Schmid

Title: Chief Executive Officer

By:	/s/ Anette Schmid

Name: Anette Schmid

Title:

[Signature Page of the Business Combination Agreement – First Amendment]

PEGASUS MERGERSUB CORP.

By:	/s/ Stefan Berger

Name: Stefan Berger

Title: Director

PEGASUS TOPCO B.V.

By:	/s/ Stefan Berger

Name: Stefan Berger

Title: Director

[Signature Page of the Business Combination Agreement – First Amendment]

Exhibit 1

Amended Plan of Merger

FINAL DRAFT

Dated September 26, 2023

(1)	PEGASUS MERGERSUB CORP.

(2)	PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

(3)	PEGASUS TOPCO N.V.

PLAN OF MERGER

THIS PLAN OF MERGER (this Plan of Merger) is dated September 26, 2023

PARTIES

(1)	PEGASUS MERGERSUB CORP., an exempted company incorporated under the laws of the Cayman Islands with registered number 397983 having its registered office at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands (the Merging Company);

(2)	PEGASUS DIGITAL MOBILITY ACQUISITION CORP., an exempted company incorporated under the laws of the Cayman Islands with registered number 373730 having its registered office at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands (the Surviving Company); and

(3)	PEGASUS TOPCO N.V. (formerly known as Pegasus TopCo B.V.), a Dutch public limited liability company with RSIN number 864904885 having its registered address at Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Federal Republic of Germany (TopCo).

RECITALS

(A)	The Merging Company and the Surviving Company have agreed to merge on the terms and conditions contained in a Business Combination Agreement dated as of May 31, 2023 (as amended by the First Amendment to Business Combination Agreement dated as of September 26, 2023 and as such agreement may be further amended and modified from time to time, the Business Combination Agreement) between, among others, the Merging Company, the Surviving Company and TopCo in the form annexed in the Schedule to this Plan of Merger.

(B)	The sole director of the Merging Company and the board of directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, and have approved, that the Merging Company merge with and into the Surviving Company and cease to exist, with the Surviving Company continuing as the surviving company, and that the undertaking, property and liabilities of the Merging Company and the Surviving Company shall vest in the Surviving Company (the Merger).

(C)	The Merger shall be upon the terms and subject to the conditions of (i) the Business Combination Agreement, (ii) this Plan of Merger and (iii) the provisions of Part XVI of the Companies Act (as defined below).

(D)	The sole shareholder of the Merging Company and the shareholders of the Surviving Company have authorised this Plan of Merger on the terms and subject to the conditions set forth herein and otherwise in accordance with the Companies Act.

(E)	Each of the Merging Company and the Surviving Company wishes to enter into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act.

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AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Capitalised terms used and not otherwise defined in this Plan of Merger shall have the meanings given to them under the Business Combination Agreement. In this Plan of Merger:

Companies Act	means the Companies Act (As Revised), as amended, of the Cayman Islands;

Constituent Company	means each of the Merging Company and the Surviving Company;

Effective Time	means the date on which this Plan of Merger is registered by the Registrar in accordance with Section 233(13) of the Companies Act unless, with the agreement of TopCo, the Constituent Companies shall deliver a notice to the Registrar signed by a director of each of the Constituent Companies specifying a later date in accordance with Section 234 of the Companies Act, in which case the Effective Time shall be such later date specified in such notice to the Registrar;

Existing M&A	means the second amended and restated memorandum and articles of association of the Surviving Company in effect immediately prior to the Effective Time;

Registrar	means the Registrar of Companies in the Cayman Islands; and

TopCo Ordinary Shares	means ordinary shares in the share capital of TopCo.

1.2	Interpretation

The following rules apply in this Plan of Merger unless the context requires otherwise:

(a)	Headings are for convenience only and do not affect interpretation.

(b)	The singular includes the plural and the converse.

(c)	A gender includes all genders.

(d)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

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(e)	A reference to any agreement, deed or other document (or any provision of it), includes it as amended, varied, supplemented, extended, replaced, restated or transferred from time to time.

(f)	A reference to any legislation (or any provision of it) includes a modification or re-enactment of it, a legislative provision substituted for it and any regulation or statutory instrument issued under it.

1.3	Schedule

The Schedule forms part of this Plan of Merger and shall have effect as if set out in full in the body of this Plan of Merger. Any reference to this Plan of Merger includes the Schedule.

2.	PLAN OF MERGER

2.1	Company Details

(a)	The constituent companies (as defined in the Companies Act) to the Merger are the Merging Company and the Surviving Company.

(b)	The surviving company (as defined in the Companies Act) is the Surviving Company, which shall continue to be named “Pegasus Digital Mobility Acquisition Corp.”.

(c)	The registered office of the Merging Company is at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands.

(d)	The registered office of the Surviving Company is at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands.

(e)	Following the Effective Time, the registered office of the Surviving Company will be at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106, Cayman Islands.

(f)	Immediately prior to the Effective Time, the authorised share capital of the Merging Company is US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each, of which 1 ordinary share is issued, fully paid and outstanding.

(g)	Immediately prior to the Effective Time, the authorised share capital of the Surviving Company is US$22,200 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each (Class A Ordinary Shares), 20,000,000 Class B ordinary shares of a par value of US$0.0001 each (Class B Ordinary Shares) and 2,000,000 preference shares of a par value of US$0.0001 each (Preference Shares), of which [5,003,218] Class A Ordinary Shares are issued, fully paid and outstanding, [5,625,000] Class B Ordinary Shares are issued, fully paid and outstanding, and no Preference Shares are issued and outstanding.

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(h)	At the Effective Time, the authorised share capital of the Surviving Company shall be US$22,200 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each, and 2,000,000 preference shares of a par value of US$0.0001 each.

2.2	Effective Time

It is intended that the Merger shall be effective at the Effective Time.

2.3	Terms and Conditions of the Merger

(a)	The terms and conditions of the Merger, including the manner and basis of converting shares in each Constituent Company into shares in the Surviving Company or other property as provided in Section 233(5) of the Companies Act, including into TopCo Ordinary Shares, are set out in the Business Combination Agreement.

(b)	TopCo undertakes and agrees (it being acknowledged that TopCo will be the sole shareholder of the Surviving Company following the effectiveness of the Merger) in consideration of the Merger to issue the Merger Claims (as defined in the Business Combination Agreement) in accordance with the terms of the Business Combination Agreement.

(c)	At the Effective Time, the rights and restrictions attaching to the shares in the Surviving Company shall be as set out in the Existing M&A.

2.4	Memorandum of Association and Articles of Association

At the Effective Time, the memorandum and articles of association of the Surviving Company shall be in the form of the Existing M&A.

2.5	Directors' Benefits

There are no amounts or benefits which are or shall be paid or payable to any director of either of the Constituent Companies or the Surviving Company, in that capacity, consequent upon the Merger.

2.6	Secured Creditors

(a)	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

(b)	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

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2.7	Directors of the Surviving Company

At the Effective Time, the name and address of the directors and officers of the Surviving Company shall be as follows 1:

(a)	[Name] of [Address];

(b)	[Name] of [Address].

2.8	Property

At the Effective Time, the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

3.	APPROVAL AND AUTHORISATION

3.1	This Plan of Merger has been approved by the sole director of the Merging Company and by the board of directors of the Surviving Company pursuant to Section 233(3) of the Companies Act.

3.2	This Plan of Merger has been authorised by the sole shareholder of the Merging Company pursuant to Section 233(6) of the Companies Act by way of written shareholder resolution.

3.3	This Plan of Merger has been authorised by the shareholders of the Surviving Company pursuant to Section 233(6) of the Companies Act by way of resolutions passed at an extraordinary general meeting of the Merging Company.

4.	AMENDMENT AND TERMINATION

4.1	At any time prior to the Effective Time, this Plan of Merger may be amended by the directors of the Constituent Companies with the prior written consent of TopCo, to:

(a)	change the Effective Time provided that the new Effective Time complies with Section 234 of the Companies Act; or

(b)	effect any other changes to this Plan of Merger which the directors of the Constituent Companies deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Merging Company or the Surviving Company, as determined by the directors of the Merging Company and the Surviving Company, respectively.

1 TD: To be confirmed.

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4.2	At any time prior to the Effective Date, this Plan of Merger may be terminated by the directors of the Constituent Companies, provided that such termination is in accordance with clause 11 of the Business Combination Agreement.

4.3	If this Plan of Merger is amended or terminated in accordance with this Clause 4 after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file notice of the amendment or termination (as applicable) with the Registrar in accordance with Sections 235(2) and 235(4) of the Companies Act and shall distribute copies of such notice in accordance with section 235(3) of the Companies Act.

5.	NOTICES

All notices and other communications between the parties in connection with this Plan of Merger must be in writing and shall be given in accordance with clause 12.2 of the Business Combination Agreement.

6.	COUNTERPARTS

This Plan of Merger may be executed in any number of counterparts (but shall not be effective until each party has executed at least one counterpart). This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger. Delivery of an executed counterpart of this Plan of Merger by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Plan of Merger.

7.	GOVERNING LAW

This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

IN WITNESS WHEREOF the Parties have duly executed this Plan of Merger on the date stated at the beginning of it.

The signatures of the parties to this Plan of Merger are situated after the Schedules to this Plan of Merger.

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SCHEDULE 1

Business Combination Agreement

First Amendment to Business Combination Agreement

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SIGNATORIES

SIGNED for and on behalf of PEGASUS	)
MERGERSUB CORP.	)
	)	By:	/s/ Stefan Berger
		Name:	Stefan Berger
		Position:	Director

SIGNED for and on behalf of PEGASUS	)
DIGITAL MOBILITY ACQUISITION	)
CORP.	)	By:	/s/ F. Jeremey Mistry
		Name:	F. Jeremey Mistry
		Position:	Chief Financial Officer and Secretary

SIGNED for and on behalf of PEGASUS	)
TOPCO N.V.	)
	)	By:	/s/ Stefan Berger
		Name:	Stefan Berger
		Position:	Director

[Signature Page to Plan of Merger]

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